UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2008

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2008, the Board of Directors of Power Integrations, Inc. appointed Bill Roeschlein to the position of Power Integrations’ Chief Financial Officer, such appointment to be effective upon the date Mr. Roeschlein begins employment with Power Integrations, currently contemplated to be June 30, 2008. On the effective date of Mr. Roeschlein becoming Chief Financial Officer, Rafael Torres will cease to be the Chief Financial Officer. Mr. Torres has agreed to remain in the employment of Power Integrations for a transition period.

Mr. Roeschlein, age 39, is joining Power Integrations in June 2008. Prior to joining Power Integrations, Mr. Roeschlein served as Vice President, Chief Financial Officer and Corporate Secretary of Selectica, Inc., a provider of sales configuration and contract management software solutions, since September 2006. From March 2005 to September 2006, Mr. Roeschlein was Vice President of Finance and Corporate Controller of Ultra Clean Holdings, Inc., a developer and supplier of critical subsystems, primarily for the semiconductor capital equipment industry. From 2002 to 2005, Mr. Roeschlein served in various financial positions with Asyst Technologies, a provider of integrated hardware and software automation systems for the semiconductor and flat panel display manufacturing industries, including controller of its joint venture, Asyst-Shinko, in Tokyo, Japan. Previously, Mr. Roeschlein held financial management positions with Hewlett-Packard and Coopers & Lybrand. Mr. Roeschlein is a Certified Public Accountant, and has an M.B.A. in Finance from Cornell University and a B.A. in History with highest honors from the University of California, Los Angeles.

Mr. Roeschlein’s offer letter, entered into on June 18, 2008, provides that Mr. Roeschlein will be employed by Power Integrations “at will” and contains the following additional terms:

1.	he will receive an annual salary of $250,000; he will not be eligible for a salary increase in the 2009 review process;

2.	he will be eligible to participate in the Power Integrations Executive Staff Bonus program, with a potential target bonus for 2008 of $80,000, which will be prorated from his start date. Power Integrations will have the sole discretion to determine whether he has earned any bonus under this program and to determine the amount of any such bonus. If Mr. Roeschlein leaves Power Integrations for any reason prior to end of the bonus year, no pro rata bonus will be earned; and

3.	he will receive an option to purchase up to 100,000 shares of Power Integrations common stock with an exercise price of the fair market value as of the date of grant, with a four-year vesting schedule.

In addition, after one year of employment, he will be eligible to participate in the Power Integrations Executive Officers Benefits program pursuant to the terms of that program.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Offer letter, dated June 18, 2008, between Power Integrations, Inc. and Bill Roeschlein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Clifford Walker
	Name:	Clifford Walker
	Title:	Vice President, Corporate Development

Dated: June 23, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter, dated June 18, 2008, between Power Integrations, Inc. and Bill Roeschlein.